UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2022

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01  Other Events.

On June 24, 2022, Unity Biotechnology, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) during which, among other proposals, the Company’s stockholders voted on a series of alternate amendments to the Company’s amended and restated certificate of incorporation, to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the Company’s common stock, whereby each outstanding 5, 6, 7, 8, 9, or 10 shares would be combined, converted, and changed into one share of common stock (referred to in the Company’s definitive proxy statement in connection with the Annual Meeting, as Proposal No. 3). The Company has determined to abandon a reverse stock split at this time. If the Company’s Board of Directors determines to pursue a reverse stock split at a later date, it will submit a new proposal to the Company’s stockholders for their consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: July 5, 2022	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D.
Chief Executive Officer